As filed with the Securities and Exchange Commission on June 21, 1995


                                                Registration No. ______________

_______________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
_______________________________________________________________________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
            _________________________________________

                          CONRAIL INC.
     (Exact name of registrant as specified in its charter)

     Pennsylvania                                   23-2728514
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                           2001 Market Street
                    Philadelphia, Pennsylvania  19101
                (Address of Principal Executive Offices)

                     CONSOLIDATED RAIL CORPORATION
                 ANNUAL PERFORMANCE ACHIEVEMENT REWARD
                      PLAN FOR 1995 FOR NON-OFFICERS
                          (Full title of the plan)

                            Bruce B. Wilson
                       Senior Vice President-Law
                              Conrail Inc.
                           2001 Market Street
                   Philadelphia, Pennsylvania  19101
                (Name and address of agent for service)

                            (215) 209-4041
      (Telephone number, including area code, of agent for service)
______________________________________________________________________________

                    (continued on next page)

                 CALCULATION OF REGISTRATION FEE
______________________________________________________________________________


                               Proposed        Proposed
   Title of                    Maximum         Maximum
   Securities     Amount       Offering        Aggregate     Amount of
   to be          to be        Price           Offering      Registration
   Registered     Registered   Per Share (1)   Price (1)       Fee (1)
   ----------     ----------   -------------   ----------   -------------

   Phantom        100,000      $52.6875        $5,268,750      $15,279
   Shares(2)
______________________________________________________________________________

   Common Stock,  100,000       0               0               0(3)
   par value
   $1.00 per
   share(2)(3)

______________________________________________________________________________

     (1) The amounts are based on the average of the high and low sale prices of a share of Conrail Inc. Common Stock on the New York Stock Exchange on June 16, 1995 (as reported in the consolidated reporting system), and are used solely for the purpose of determining the registration fee pursuant to Rule 457.

     (2) Phantom Shares are settled in shares of Common Stock on a share for share basis upon lapse of the deferral period pursuant to the Plan without payment of additional consideration.

     (3) Pursuant to Rule 457(i).  Includes Common Share Purchase
Rights which, prior to the occurrence of certain events, will not be exerciseable or evidenced separately from the Common Stock.

                             PART II


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Incorporated herein by reference are the following documents heretofore filed by the Registrant with the Securities and Exchange Commission:

(a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section
     13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)  The Registrant's Form 10-Q report  for the quarter ended
     March 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(c) The description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-B, dated July 13, 1993, pursuant to
     Section 12 of the Exchange Act.

     In addition, incorporated herein by reference are all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered in connection herewith have been sold or which deregisters all securities offered in connection herewith then remaining unsold, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     At the end of the deferral period, as described in the Plan, each Phantom Share will be settled by the Registrant on a one for one basis in the Registrant's Common Stock, without payment of any additional consideration, fee or charge. During the deferral period, holders of Phantom Shares will receive additional compensation in the same amounts as holders of an equal number of shares of the Registrant's Common Stock receive as dividends. Holders of Phantom Shares have the option of accruing additional Phantom Shares instead of receiving this compensation in cash. Phantom Shares have no voting rights.

Item 5.  Interests of Named Experts and Counsel.

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Common Stock offered hereby will be passed upon for the Registrant by Bruce B. Wilson, Senior Vice President - Law, 2001 Market Street - C-17A, Philadelphia, PA 19103. Mr. Wilson is the owner of shares of Conrail Inc. Common and ESOP Stock.

     With respect to the unaudited consolidated financial information of Conrail Inc. for the three-month periods ended March 31, 1995 and 1994, incorporated by reference in this Registration Statement, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 19, 1995 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 or the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of section 7 and 11 of the Act.

Item 6. Indemnification of Directors and Officers.

    Sections 1741 and 1742 of the Pennsylvania Business Corporation Law, as amended, provide that a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, Section 1742 provides that a corporation may indemnify any such persons only against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the appropriate court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to an indemnity for the expenses that such court deems proper.

     Section 1743 of the Pennsylvania Business Corporation Law mandates that to the extent a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding (including one on behalf of the corporation), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 1745 of the Pennsylvania Business Corporation Law provides that expenses (including attorneys' fees) incurred in defending any action or proceeding as discussed above may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

     Section 1746(a) of the Pennsylvania Business Corporation Law permits a business corporation to create a fund, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

     Section 1746(a) of the Pennsylvania Business Corporation Law provides that the indemnification and advancement of expenses provided for by the statutory provisions discussed above shall not be deemed exclusive of any other rights to which a person seeking the indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding that office. However, indemnification pursuant to
Section 1746(a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted a willful misconduct or recklessness. A Pennsylvania corporation's articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.

     Under Section 1747 of the Pennsylvania Business Corporation Law, a corporation may maintain insurance on behalf of any of the persons referred to above against any liability asserted against such person and incurred in or arising out of the capacities referred to above, whether or not the corporation would have the power to indemnify him against that liability under the Pennsylvania Business Corporation Law.

     Section 11.7 of the Registrant's Bylaws mandates the indemnification by the Registrant of any officer or director, and authorizes the Board of Directors to direct the Registrant to indemnify any employee or agent other than an officer of the Registrant, with respect to any threatened, pending or completed action, suit or proceeding (including actions by or in the right of the Registrant to procure a judgment in its favor) arising out of, or in connection with, any actual or alleged act or omission or the status of such person in his capacity as a director, officer, employee or agent of the Registrant or in such capacity for another enterprise if requested to serve in such capacity by the Registrant, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, unless the person's actions or failure to act that gave rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by any director or officer in defending any civil or criminal action shall be, and such expenses incurred by any employee or agent other than an officer may upon approval of the Board of Directors be, paid by the Registrant in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

     Section 11.6 of the Registrant's Bylaws provides that no director of the Registrant shall be personally liable for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his office under the Pennsylvania Business Corporation Law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes.

     Sections 11.6 and 11.7 of the Registrant's Bylaws do not apply to any actions filed prior to their adoption by the Registrant's shareholders on July 29, 1987, nor to any breach or failure of performance occurring prior to July 29, 1987.

     Section 11.8 of the Registrant's Bylaws mandates the indemnification of directors and officers of the Registrant and persons serving in such capacity for another company at the request of the Registrant, if such person has been successful on the merits or otherwise or upon a determination in the specific case that such indemnification is proper because the person has met the standard of conduct set forth in the 1988 Pennsylvania Business Corporation Law. Section 11.8 applies to any breach or failure of performance, regardless of its date of occurrence.

     The Registrant maintains directors' and officers' liability insurance for expenses for which indemnification is permitted by the Pennsylvania Business Corporation law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Articles of Incorporation of the Registrant filed as Appendix B to the Proxy Statement of Consolidated Rail
          Corporation, dated April 16, 1993 and incorporated herein by reference.

     4.2 Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

     4.3 Form of Certificate of Common Stock, par value $1.00 per share, of the Registrant, filed as Exhibit
          3.4(i)(c) to the Registrant's Form 8-B dated July 13,
          1993 and incorporated herein by reference.

     4.4 Form of Certificate of Series A ESOP Convertible Junior Preferred Stock, no par value, of the Registrant filed as Exhibit 3.4(i)(d) to the Registrant's Form 8-B dated July 13, 1993 and incorporated herein by reference.

     4.5 Amended Rights Agreement, dated as of October 19, 1994, between Conrail Inc. and First Chicago Trust Company of New York, together with Form of Right Certificate and Summary of Rights to Purchase Common Shares as exhibits thereto, filed as Exhibit 4.1 to the Registrant's Form 10-Q dated November 10, 1994 and incorporated herein by reference.

     4.6  Consolidated Rail Corporation Annual Performance
          Achievement Reward Plan For 1995 For Non-Officers.

     5    Opinion as to legality.

    15.1 Letter of Price Waterhouse as to unaudited interim financial information.

    23.1  Consent of Price Waterhouse.

    23.2  Consent of Coopers & Lybrand.

    24 Each of the officers and directors has signed this Registration Statement and signed a power of attorney contained on page 11 with respect to amendments to this Registration Statement.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:
       (i) to include any prospectus required by Section
           10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
           -----------------
           do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 21, 1995.
                              CONRAIL INC.
                              Registrant



                              By:    /s/
                                     -------------------------------------
                                     David M. LeVan
                                     President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 21, 1995 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints H. William Brown and Bruce B. Wilson his or her lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, and in the case of David M. LeVan, on behalf of the Registrant, in any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/
- -------------------------------------------------
David M. LeVan
President - Chief Executive Officer and Director
(Principal Executive Officer)

/s/
- -------------------------------------------------
H. William Brown
Senior Vice President - Finance and Administration
(Principal Financial Officer)

/s/
- -------------------------------------------------
Donald W. Mattson
Vice President - Controller
(Principal Accounting Officer)

/s/
- -------------------------------------------------
James A. Hagen
Chairman of the Board of Directors

/s/
- -------------------------------------------------
H. Furlong Baldwin
Director

/s/
- -------------------------------------------------
Claude S. Brinegar
Director

/s/
- -------------------------------------------------
Daniel B. Burke
Director

/s/
- -------------------------------------------------
Kathleen Foley Feldstein
Director

/s/
- -------------------------------------------------
Roger S. Hillas
Director

/s/
- -------------------------------------------------
E. Bradley Jones
Director

/s/
- -------------------------------------------------
David B. Lewis
Director

/s/
- -------------------------------------------------
John C. Marous
Director

/s/
- -------------------------------------------------
Raymond T. Schuler
Director


__________________________________________________
David H. Swanson
Director

                          EXHIBIT INDEX

Exhibit No.
- -----------
 4.6      Consolidated Rail Corporation Annual Performance
          Achievement Reward Plan For 1995 For Non-Officers

 5        Opinion as to legality

15.1 Letter of Price Waterhouse as to unaudited interim financial information

23.1      Consent of Price Waterhouse LLP

23.2      Consent of Coopers & Lybrand L.L.P.

24 Each of the officers and directors has signed this Registration Statement and signed a power of attorney contained on page 11 with respect to amendments to this Registration Statement.

Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 are incorporated herein by reference.

PROSPECTUS

                          CONRAIL INC.
                          Common Stock
                   (Par Value $1.00 Per Share)
                       and Phantom Shares

              CONSOLIDATED RAIL CORPORATION ANNUAL
               PERFORMANCE ACHIEVEMENT REWARD PLAN
                    FOR 1995 FOR NON-OFFICERS

     This Prospectus relates to 100,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and 100,000 Phantom Shares of Conrail Inc., a Pennsylvania corporation (the "Company"), issuable pursuant to the Consolidated Rail Corporation Annual Performance Achievement Reward Plan For 1995 For Non-Officers ("the Plan"). Participants may obtain additional information about the Plan and its administrators from Conrail Inc., Corporate Secretary, 2001 Market Street, Philadelphia, Pennsylvania 19101, telephone (215) 209-4054.
     The New York Stock Exchange and the Philadelphia Stock Exchange will authorize the listing, upon official notice of issuance, of the shares of Common Stock to which this Prospectus relates. The Phantom Shares will not be listed on any securities exchange.

                _________________________________
               THIS DOCUMENT CONSTITUTES PART OF A
          PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933.
                _________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.
                _________________________________

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.
          ___________________________________________________

          The date of this Prospectus is June 21, 1995.


                     DESCRIPTION OF THE PLAN

     The Plan was adopted by the Board of Directors of the Company (the "Board") on September 22, 1994, and is effective during calendar year 1995. The purposes of the Plan are to provide an incentive for enhanced individual and corporate performance and aid the Company's wholly-owned subsidiary, Consolidated Rail Corporation, in attracting and retaining capable employees.

     The Plan provides for the payment of bonus awards ("Awards") upon the attainment of certain specified corporate performance targets. Awards are payable in cash or, at the election of the participant, in Phantom Shares of the Company that are settled automatically at the end of the deferral period on a share for share basis, without any additional consideration, fees or charges, in shares of Common Stock of the Company. To the extent the Plan provides for cash payments, the Plan is unfunded. Obligations of the Company under the Plan are unsecured. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

                   SHARES SUBJECT TO THE PLAN

     Up to 100,000 Phantom Shares and an equal number of shares of Common Stock may be issued pursuant to the Plan.
     The Company currently anticipates that all of the shares of Common Stock issued pursuant to the Plan will be issued from the Company's Employee Benefits Trust. However, the Company reserves the right to issue all or a portion of such Common Stock from authorized but unissued capital stock or reacquired shares of Common Stock.
     At the end of the deferral period, as described in the Plan, each Phantom Share will be settled by the Company on a one for one basis in the Company's Common stock, without payment of any additional consideration, fee or charge. During the deferral period, holders of Phantom Shares will receive additional compensation in the same amounts as holders of an equal number of shares of the Company's Common Stock receive as dividends. Holders of Phantom Shares have the option of accruing additional Phantom Shares instead of receiving this compensation in cash. Phantom Shares have no voting rights.
     Pursuant to the Company's Shareholders' Rights Plan, one common share purchase right is issued as a dividend for each share of Common Stock. The rights are not exerciseable or transferable apart form the Common Stock until the occurrence of certain events arising out of an actual or potential acquisition of 10% or more of the Company's Common Stock. The Company has the option to redeem rights prior to the rights becoming exerciseable. The rights expire in July 1999 and do not have any voting privileges or rights to receive dividends.

                         ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board. The Compensation Committee consists of at least three
(3) disinterested members of the Board appointed by the Board for a one-year term. Members of the Compensation Committee can be removed from such Committee by the Board. The Compensation Committee has sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. Decisions of the Compensation Committee are final and conclusive in all matters relating to the Plan.

                       ELIGIBLE EMPLOYEES

     Each non-agreement employee, and each technically covered employee, other than an officer, who is employed by Consolidated
Rail Corporation during 1995 is eligible to participate in the Plan.

   PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR
                       SECURITIES OFFERED

     Each participant will be entitled to elect, by July 28, 1995, to defer receipt of all or a part (subject to a 10% minimum) of his or her Award for a period of one, two, three, four or five years. Each participant who elects to defer receipt of all or a part of his or her Award shall be credited with Phantom Shares equal in value to the deferred amount of his or her Award ("Deferred Shares"), plus additional Phantom Shares equal in value to 10% of the deferred amount of the Award multiplied by the number of years receipt of such Award was deferred ("Bonus Shares"). For purposes of calculating the number of Phantom Shares to be credited to a participant, each Phantom Share will be deemed to have a value equal to the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on the business day first preceding distribution of Awards, on or about January 28, 1996.

                   ASSIGNMENT; TRANSFER; LIENS

     The Plan contains no provisions relating to the assignment, hypothecation or transfer of Awards or Phantom Shares, nor any provisions relating to the creation of any liens on the Awards or Phantom Shares.

                           FORFEITURES

     A participant who is dismissed from employment with Consolidated Rail Corporation for cause prior to the lapse of the deferral period and the receipt of any portion of his or her Phantom Shares in the form of Common Stock shall forfeit such portion of such Phantom Shares and Common Stock. A participant who resigns from Consolidated Rail Corporation during the deferral period will receive cash in the amount of the lesser of
(1) the amount of the Award the participant deferred or (2) an amount equal to the number of Deferred Shares held by such participant multiplied by the fair market value of the Company's Common Stock on the date of his or her termination of employment. Such a participant will also receive a cash payment for all Phantom Shares accumulated through the election to reinvest as dividends, but will forfeit all Bonus Shares.

     A participant who retires during the deferral period with the right to an immediate pension under the Supplemental Pension Plan of Consolidated Rail Corporation will receive a stock certificate representing the number of shares of the Company's Common Stock that is equal to the sum of (1) the participant's Deferred Shares plus (2) that fraction of the participant's Bonus Shares that is equal to the number of days from the first day of the deferral period to the last day of the participant's employment divided by the total number of days in the deferral period. The balance of such participant's Bonus Shares will be forfeited.

                   FEDERAL INCOME TAX EFFECTS

     The principal federal income and employment tax consequences of the Plan under the Internal Revenue Code of 1986, as amended (the "Code"), as currently in effect, to employees and the Company are set forth below. The following general summary does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the Plan. Furthermore, differences in participants' financial situations may cause federal, state and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal counselor or other financial advisor regarding the income tax consequences to him of participation in the Plan.

     The Plan is not qualified under Section 401(a) of the Code.

     A participant receiving an immediate cash payment of all or part of an Award, a deferred cash payment for Phantom Shares in the event of the participant's resignation during the deferral period, or a cash payment with respect to a dividend on his or her Phantom Shares, will be required to report such cash payment as compensation income at the time of receipt. The cash payment also will be subject to federal income and employment tax withholding requirements and (where applicable) state and local tax withholding requirements. The Company generally will be entitled to a deduction for each such cash payment for the taxable year in which the liability for the payment was accrued.

     A participant electing to defer receipt of all or part of an Award, and to accrue additional Phantom Shares in lieu of cash payments for dividends, will be required to report as compensation income the fair market value of the Common Stock at the time issued in settlement of the participant's Phantom Shares. The dividend-related accrual of additional Phantom Shares will be subject to federal employment tax withholding requirements at the time of each such accrual. The subsequent issuance of shares of Common Stock in settlement of the participant's Phantom Shares will be subject to federal income and employment tax withholding requirements and (where applicable) to state and local tax withholding requirements, except that the shares of such Common Stock attributable to previous dividend related accruals of additional Phantom Shares will not then be subject to federal employment tax withholding

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requirements.  The Company generally will be entitled to a
deduction equal to the amount includable in income by the participant for the taxable year in which the Company's obligation to issue the Common Stock was accrued.

               REGISTRANT INFORMATION AND EMPLOYEE
                     PLAN ANNUAL INFORMATION

     The Company will provide without charge to each Plan participant upon written or oral request of any such person, a copy of all or any of the documents incorporated by reference in
Item 3 of Part II of the Registration Statement to which this Prospectus relates. Such documents, which are also incorporated by reference into this Prospectus under Section 10(a) of the Securities Act of 1933, are as follows:

     (a) The Company's latest annual report (Form 10-K for the year ended December 31, 1994), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act");

     (b)  the Company's Form 10-Q report for the quarter ended
March 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

     (c) the description of the Common Stock set forth under the caption "Description of Registered Securities to be Registered" contained in the Company's registration statement on Form 8-B dated July 13, 1993, filed pursuant to Section 12 of the Exchange Act.

     In addition, also incorporated by reference into such Registration Statement and this Prospectus are all documents hereafter filed by the Company pursuant to Section 13(a), 13(c), 13 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

     In addition, the Company shall deliver without charge to Plan participants who request such information orally or in writing, copies of all reports, proxy statements and other communications distributed to the Company's security holders generally. Written or telephone requests should be directed to Conrail Inc., Corporate Secretary, 2001 Market Street, Philadelphia, Pennsylvania 19101, telephone (215) 209-4054.

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